Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

December 15, 2020

BioAtla, Inc. 11085 Torreyana Road San Diego, California 92121

Re:	REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

We have acted as counsel to BioAtla, Inc. a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (the “Registration Statement”) pursuant to Rule 462(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), covering an underwritten public offering of up to 1,265,000 shares of the Company’s common stock, par value $0.0001 per share, all of which will be sold by the Company (the “Securities”), and which includes up to 165,000 shares that may be sold pursuant to the exercise of an option to purchase additional shares. The Registration Statement incorporates by reference the Registration Statement on Form S-1 (File No. 333-250093), which was declared effective on December 15, 2020 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement.

This opinion (the “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Securities.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

Based on the foregoing, we advise you that, in our opinion, when the Securities have been duly issued and delivered against payment therefor in accordance with the

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terms of the Underwriting Agreement referred to in the prospectus that is a part of the Prior Registration Statement, the Securities will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing Opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus that is a part of the Prior Registration Statement, which is incorporated by reference into the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP